October 29, 2012

Frank Funds

312 East 22nd Street, #2B

New York, NY 10010

Re: Frank Funds, File Nos. 333-113657 and 811-21532

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed on July 31, 2008 with Post-Effective Amendment No. 5 to the Frank Funds’ Registration Statement (the “Registration Statement”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 13 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

 /s/ Thompson Hine LLP

THOMPSON HINE LLP